[Letterhead of Shearman & Sterling LLP]












                                October 24, 2003





Mpower Holding Corporation
175 Sully's Trail, Suite 300
Pittsford, New York 14534


                           Mpower Holding Corporation
                           --------------------------


Ladies and Gentlemen:

          We have acted as counsel to Mpower Holding Corporation, a Delaware company (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement"), and the prospectus contained in the Registration Statement (the "Prospectus"), relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by certain selling stockholders of the Company of 12,940,741 shares of common stock of the Company, par value U.S.$0.001 per share (the "Shares") and 3,021,404 shares of common stock of the Company (the "Warrant Shares"), upon the exercise of certain of the Company's warrants to purchase shares of common stock (the "Warrants") at a price of $1.62 per share (subject to certain adjustments).

          In connection with the foregoing, we have examined the Registration Statement and the Prospectus and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

          We are attorneys admitted to practice law in the State of New York and we do not express herein any opinion as to any matters governed by or involving conclusions under the laws of any other jurisdiction other than the federal law of the United States of America and the General Corporation Law of the State of Delaware.

          Based upon the foregoing, we are of the opinion that:

          (i) The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and the Shares are validly issued, fully paid and nonassessable; and

          (ii) The issuance of the Warrant Shares has been duly authorized by all necessary corporate action on the part of the Company, and when (a) the Warrant Shares are issued in accordance with the terms of the Warrants, (b) the full consideration has been paid for the Warrant Shares as required by the terms of the Warrants, and (c) certificates representing the Warrant Shares have been duly executed and delivered by the Company and duly countersigned and registered by the Company's transfer agent, the Warrant Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the general rules and regulations promulgated thereunder.





                                                     Very truly yours,



                                                     /s/ Shearman & Sterling LLP







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